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                             CONSENT OF BROUSE & MCDOWELL





    We hereby consent to the inclusion of the form of our tax opinion as
Exhibit 8 to the Registration Statement on Form S-4 of Electro Scientific Industries, Inc. and to the reference to our firm under the captions "Certain U.S. Federal Income Tax Consequences" and "Legal Matters" in the
Prospectus/Consent and Information Statement comprising a part of the Registration Statement.



                                       BROUSE & MCDOWELL

                                       /s/ Brouse & McDowell


Dated: September 29, 1997